As filed with the Securities and Exchange Commission on March 7, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________
Upwork Inc.
(Exact name of registrant as specified in its charter)

_____________________________

Delaware	46-4337682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Upwork Inc.
441 Logue Avenue
Mountain View, California 94043
(Address of Principal Executive Offices) (Zip Code)

2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plans)
_____________________________
Stephane Kasriel
President and Chief Executive Officer
Upwork Inc.
441 Logue Avenue
Mountain View, California 94043
(650) 316-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Please send copies of all communications to:

Gordon K. Davidson, Esq. Robert A. Freedman, Esq. Ran D. Ben-Tzur, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Brian Levey, Esq. Chief Business Affairs and Legal Officer Upwork Inc. 441 Logue Avenue Mountain View, California 94043 (650) 316-7500

_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share
- Reserved for future issuance under the 2018 Equity Incentive Plan	5,322,716(2)	$22.71(3)	$120,878,881(3)	$14,651
- Reserved for future issuance under the 2018 Employee Stock Purchase Plan	851,634 (4)	$19.30(5)	$16,436,537(5)	$1,993
TOTAL	6,174,350		$137,315,418	$16,644

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents additional shares of Registrant’s common stock reserved for issuance under the 2018 Equity Incentive Plan (“2018 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2018 Plan.

(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 6, 2019.

(4)
Represents additional shares of the Registrant’s common stock reserved for issuance under the 2018 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.

(5)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 6, 2019. Under the Purchase Plan, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Upwork Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 5,322,716 additional shares of common stock under the Registrant’s 2018 Equity Incentive Plan and 851,634 additional shares of common stock under the Registrant’s 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on October 3, 2018 (Registration No. 333-227684). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 7, 2019;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38678) filed with the Commission on September 26, 2018 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.
The following exhibits are filed herewith:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-38678	3.1	11/8/2018

4.2	Restated Bylaws of the Registrant.	10-Q	001-38678	3.2	11/8/2018

4.3	Form of Common Stock Certificate of the Registrant.	S-1	333-227207	4.1	9/6/2018

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2018 Equity Incentive Plan and forms of award agreements.	S-1	333-227207	10.4	9/6/2018

99.2	2018 Employee Stock Purchase Plan and form of subscription agreement.	S-1	333-227207	10.5	9/6/2018

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 7th day of March, 2019.

Upwork Inc.

Date: March 7, 2019	By:	/s/ Stephane Kasriel
Stephane Kasriel
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephane Kasriel and Brian Kinion, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephane Kasriel	President, Chief Executive Officer, and Director	March 7, 2019
Stephane Kasriel	(Principal Executive Officer)

/s/ Brian Kinion	Chief Financial Officer	March 7, 2019
Brian Kinion	(Principal Financial and Accounting Officer)

/s/ Thomas Layton	Director	March 7, 2019
Thomas Layton

/s/ Gregory C. Gretsch	Director	March 7, 2019
Gregory C. Gretsch

/s/ Kevin Harvey	Director	March 7, 2019
Kevin Harvey

/s/ Daniel Marriott	Director	March 7, 2019
Daniel Marriott

/s/ Elizabeth Nelson	Director	March 7, 2019
Elizabeth Nelson

/s/ Gary Steele	Director	March 7, 2019
Gary Steele